Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations
Verilink Corporation
510.771.3354

Verilink Reports Second Quarter 2006 Financial Results

Company Reports Revenues of $10.8 Million

CENTENNIAL, CO — January 30, 2006 — Verilink Corporation (Nasdaq: VRLK), a leading provider of broadband access solutions, today reported its financial results for the second fiscal quarter ended December 30, 2005.

Net sales were $10.8 million, a decrease of 2% over the previous quarter and 19% year over year from $13.3 million in the same period of fiscal 2005. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of fiscal 2006 was $1.6 million, or $(0.06) per share, compared to net loss of $1.8 million, or $(0.08) per share for the previous quarter and net loss of $2.2 million, or $(0.09) per share in the second quarter of fiscal 2005.

Second quarter GAAP results included acquisition-related and other items totaling $1.4 million, which includes stock based compensation required by SFAS No. 123R, Share Based Payment of $249,000, amortization of loan discount and costs related to the senior secured convertible notes of $573,000, and intangible assets amortization of $576,000. Excluding the effects of these items, non-GAAP loss for the second quarter of fiscal 2006 was $201,000 or $(0.01) per share, compared to a non-GAAP loss for the previous quarter of $375,000 or $(0.02) per share. For the previous quarter, the net adjustments to reconcile to the GAAP loss was stock based compensation of $392,000, amortization of loan discount and costs related to the senior secured convertible notes of $440,000, and intangible assets amortization of $564,000. Non-GAAP loss for the second quarter of fiscal 2005 was $1.1 million, or $(0.05) per share. For the year-ago quarter, the net adjustment to reconcile to the GAAP net loss totaled $1 million, which included intangible assets amortization of $684,000, restructuring charges of $291,000, and compensation expense of $36,000 related to restricted stock awards. (see “Use of Non-GAAP Financial Measures” below).

“Revenues were slightly down this quarter primarily due to a reduction in professional services revenues from a large carrier customer,” stated Leigh S. Belden, President and CEO of Verilink. “Despite the lower revenues, we were able to improve gross margins from 38.1% to 40.6% and reduce our non-GAAP loss on a sequential basis.

“From a product and market development standpoint, we successfully completed the integration of the ArcaDACS™ 100 digital cross connect and Sechtor® 300 multi-service edge concentrator product lines acquired from Zhone Technologies last quarter. This acquisition followed a successful three-year OEM relationship with Zhone under which we marketed, sold and supported the sale of ArcaDACS to our largest customer as part of their fully managed voice and data bundled T1 service.

Verilink Reports Second Quarter 2006 Financial Results

Since our acquisition of these product lines, we have found interest from both existing and new customers for applications including backhaul of wireless networks, GR303 aggregation with our IADs, and TDM transport. The Sechtor product is a very price and feature competitive digital cross connect device. Having it in our product portfolio helps to solidify our CLEC product offerings, enhances our existing RBOC business, and enables us to re-enter the wireless backhaul market segment. In the next generation converged services arena, we continue to engage existing and potential new carrier customers with our award-winning 8000 Series IADs, which allows carriers to migrate to VoIP from today’s legacy networks. Given our products support multiple service access protocols, they obviate the need for carriers to have to invest in new customer premise IADs to support their service migration. In the wireless market, our NetPath™ 2000, a high-speed wireless access device introduced last summer, continues to develop opportunities throughout the country. Accomplishments during the quarter with NetPath include certification by Cingular Wireless for compatibility and interoperability with its wireless data networks, and approximately 20 ongoing field trials that have lead to two recent commercial customer deployments.”

Second Quarter 2006 Summary:

•	Revenues of $10.8 million, a 2% decrease from Q1 2006
•	Improved gross margin to 40.6%, up 250 basis points sequentially
•	Reduction in non-GAAP loss to $201,000 from a non-GAAP loss of $375,000 in Q1 2006
•

Continued progress in the Company’s wireless business with the release of a new version of the NetPath 2000 compatible with Verizon Wireless and Sprint/Nextel wireless networks: first deployment of the NetPath 2000 into customer networks and applications

•

Acquired the ArcaDACS 100 and Sechtor 300 product lines from Zhone Technologies, Inc. providing continuity with the Company’s largest customer, gaining new customers, and improving product line gross margin in future periods

•	After the end of the second quarter, the Company closed the sale of the 950 Explorer Blvd. property, allowing the repayment of $1.7 million on its senior secured convertible notes

Tested Working Capital under Senior Secured Convertible Notes

The terms of the Company’s senior secured convertible notes require the Company to include the amount of its “tested working capital”, as defined in the senior convertible notes, in the quarterly announcement of its operating results. At December 30, 2005, “tested working capital” was $4.54 million, which is less than the $6.8 million target under the terms of the notes as amended. Each holder has the right to provide us with a notice within seven business days requiring us to pay such holder’s pro rata portion of $2.61 million (representing the difference between the amounts outstanding under the notes and 60% of the Company’s tested working capital, as determined in accordance with the terms of the notes), or such lesser amount as determined by the note holder. The $2.61 million that the holders may elect to require the Company to pay as a special installment and the $1.7 million paid to the holders in connection with the sale of the 950 Explorer Blvd. property are included in current liabilities in the accompanying balance sheet as of December 30, 2005, in addition to the remaining regular quarterly installments. The principal amount outstanding under the senior secured convertible notes is $5.3 million as of today. The Company currently does not have the right to elect to make special installment payment in stock rather than cash because the Company was notified on January 9, 2006 that it was not in compliance with Nasdaq’s $1.00 minimum bid price requirement. The Company is currently in discussion with the note holders on this matter.

The closing of the sale of the 950 Explorer Blvd. property, originally scheduled for December, was delayed to January and inventories increased to provide for a smooth transition of manufacturing operations from the Company’s Newark, California facility to the Madison, Alabama facility, thereby adversely affecting tested working capital at December 30, 2005. On a pro forma basis giving effect to the property sale and use of proceeds as if they had occurred December 30, the Company would have met the tested working capital target.

Verilink Reports Second Quarter 2006 Financial Results

Tested working capital under the senior secured convertible notes is a non-GAAP financial measure and is not provided as a measure of the company’s operating performance or liquidity and is not used by the company as a measure of performance or liquidity. Tested working capital is provided herein solely as supplemental information with respect to the special installment payment requirements under the notes. For a description of the tested working capital requirements under the notes, see the company’s Current Report on Form 8-K/A, dated April 19, 2005 and Form 8-K filed October 31, 2005. A reconciliation of non-GAAP tested working capital to GAAP working capital as of December 30, 2005 is attached at the end of this release.

Conference Call Information

Verilink will hold its second quarter conference call on Monday, January 30th at 5:00 p.m. ET/3:00 p.m. MT. Investors are invited to listen to a live audio web cast of the conference call by accessing the Investor section of the Company’s web site at http://www.verilink.com. The web cast replay will be available on-line following the conference call at approximately 7:00 p.m. Eastern Time.

Use of Non-GAAP Financial Measures

Non-GAAP income excludes stock based compensation, amortization of loan discount and costs, intangible asset amortization, other acquisition-related expenses, impairment charges, restructuring charges, and other items and is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP net income or loss. Previously disclosed non-GAAP loss for the first quarter of 2006 did not include adjustments for amortization of loan discount and costs, and have been revised to reflect the presentation set forth herein. Verilink’s management uses non-GAAP income as a financial measure to evaluate operating performance. Management believes this measure presents the Company’s results on a more comparable operational basis by excluding certain non-cash expenses and amortization expense, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items as well as stock-based compensation charges under newly implemented accounting standards. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink’s GAAP net income (loss) to non-GAAP income (loss) is set forth below.

About Verilink Corporation

Verilink Corporation (Nasdaq: VRLK) is a leading provider of next-generation broadband access solutions for today’s and tomorrow’s networks. The company develops, manufactures and markets a broad suite of products that enable carriers (ILECs, CLECs, IXCs, and IOCs) and enterprises to build converged access networks to deliver cost-effective next-generation communications services to their end customers. The company’s products include a complete line of VoIP, VoATM, VoDSL and TDM-based integrated access devices (IADs), optical access products, wireless access devices, and bandwidth aggregation solutions including CSU/DSUs, multiplexers and DACS. The company also provides turnkey professional services to help carriers plan, manage and accelerate the deployment of new services. Verilink is headquartered in Centennial, CO (metro Denver area) with operations in Madison, AL and Newark, CA and sales offices in the U.S. and Europe. To learn more about Verilink, visit the company’s website at http://www.verilink.com.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to future product offerings, cost savings, discussions with lenders seeking relief, and margins, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the potential impact on the Company’s liquidity and operations in the event of default of the Company’s debt; the ability of the Company to develop and market successfully and in a timely manner new products and to predict market demand for particular products; the impact of competitive products and pricing and of alternative technological advances; the sufficiency of

Verilink Reports Second Quarter 2006 Financial Results

cost-saving activities; sufficient cash flow to fund operations and lower than expected cash flows from operations; risks associated with the Company’s working capital deficiency and “going concern” paragraph in the report of independent registered public accounting firm for the audited fiscal 2005 financial statements; possible negative effects on the Company’s customer base, employees and its ability to obtain additional financing; fluctuations in operating results and general industry, economic and internal controls; the impact of price and product competition; the impact of customer concentration and the financial strength of customers; and changes in demand for the Company’s products. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in Verilink’s most recent Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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Verilink and the Verilink logo are registered trademarks of Verilink Corporation. All other trademarks or registered trademarks are the property of the respective owners.

Verilink Reports Second Quarter 2006 Financial Results

VERILINK CORPORATION
GAAP Condensed Consolidated Statements Of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004

Net sales:
Product	$8,608	$10,316	$17,019	$20,034
Service	2,161	2,950	4,718	5,516

Total net sales	10,769	13,266	21,737	25,550

Cost of sales:
Product	5,442	7,241	11,072	14,772
Service	951	1,277	2,108	2,241

Total cost of sales(1)	6,393	8,518	13,180	17,013

Gross profit	4,376	4,748	8,557	8,537
Operating expenses:
Research and development(2)	1,556	1,744	3,013	3,996
Selling, general and administrative(3)	3,217	4,221	6,612	9,328
Amortization of intangible assets	576	684	1,140	1,256
Impairment charge related to goodwill	—	—	—	19,984
Restructuring charges	—	291	—	734

Loss from operations	(973)	(2,192)	(2,208)	(26,761)
Interest and other income, net(4)	150	158	316	371
Interest expense(5)	(786)	(125)	(1,488)	(240)

Loss before provision for income taxes	(1,609)	(2,159)	(3,380)	(26,630)
Benefit for income taxes	(10)	—	(10)	—

Net loss	$(1,599)	$(2,159)	$(3,370)	$(26,630)

Net loss per share – basic and diluted	$(0.06)	$(0.09)	$(0.14)	$(1.23)

Shares used in per share calculation – basic and diluted	25,174	22,754	24,159	21,681

Notes:
(1) Cost of sales includes the following:
Stock based compensation	$38	$12	$109	$27
Retention bonuses accrued	—	12	—	24

	$38	$24	$109	$51

(2) Research and development expenses include the following:
Stock based compensation	$36	$12	$91	$110
Retention bonuses accrued	—	—	—	29

	$36	$12	$91	$139

(3) Selling, general and administrative expenses include the following:
Stock based compensation	$175	$12	$441	$132
Retention bonuses accrued	—	12	—	57
Direct acquisition related expenses	—	$—	—	287

	$175	$24	$441	$476

(4) Interest and other income, net includes the following:
Income from reduction in convertible note due to accrual of retention bonuses noted above	$—	$24	$—	$110

(5) Interest expense includes the following:
Amortization of loan discount and costs	$573	$—	$1,013	$—

Verilink Reports Second Quarter 2006 Financial Results

VERILINK CORPORATION
Reconciliation of GAAP Net Loss to Pro Forma Non-GAAP Loss
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended

	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004

GAAP net loss	$(1,599)	$(2,159)	$(3,370)	$(26,630)
Acquisition-related and other items:
Stock based compensation	249	36	641	269
Amortization of acquired intangible assets	576	684	1,140	1,256
Amortization of loan discount and costs related to senior secured convertible notes	573	—	1,013	—
Impairment charge related to goodwill	—	—	—	19,984
Restructuring charges	—	291	—	734
Direct acquisition related expenses	—	—	—	287
Retention bonuses accrued in connection with XEL acquisition, net of impact from reduction in convertible notes	—	—	—	—

Pro forma non-GAAP loss	$(201)	$(1,148)	$(576)	$(4,100)

Pro forma non-GAAP adjustments: The pro forma non-GAAP adjustments above are based on the Company’s unaudited consolidated statements of operations for the periods shown. These adjustments relate to stock based compensation recorded as a result of the Company’s adoption of SFAS No. 123R, Share Based Payment, as of July 2, 2005; compensation expense recorded from stock and restricted stock grants awarded following the XEL acquisition; compensation expense related to bonuses paid to certain XEL employees after the acquisition, net of impact on convertible notes payable; other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the 6000/8000 IAD product line in January 2003, the acquisition of the Miniplex product line in July 2003, the acquisition of XEL Communications, Inc. in February 2004, the acquisition of Larscom Incorporated in July 2004, and the acquisition of the ArcaDACS/Sechtor product line in October 2005; amortization of loan discount and costs related to the senior secured convertible notes issued in March 2005; impairment charges related to goodwill; restructuring charges related to the consolidation of certain operations, administrative, and engineering functions; and direct acquisition costs paid and expensed related to the Larscom acquisition. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

Verilink Reports Second Quarter 2006 Financial Results

VERILINK CORPORATION
GAAP Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 30, 2005	July 1, 2005

ASSETS
Current assets:
Cash and cash equivalents	$1,031	$3,504
Restricted cash	333	333
Accounts receivable, net	8,101	10,068
Inventories, net	8,243	5,256
Other current assets	371	744

Total current assets	18,079	19,905
Property held for lease, net	5,979	6,076
Property, plant and equipment, net	1,483	1,697
Goodwill	1,114	1,114
Other intangible assets, net	12,251	13,253
Other assets	300	283

Total assets	$39,206	$42,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$23,521	$20,792
Long-term liabilities	392	5,764
Stockholders’ equity	15,293	15,772

Total liabilities and stockholders’ equity	$39,206	$42,328

Verilink Reports Second Quarter 2006 Financial Results

VERILINK CORPORATION
Tested Working Capital as of December 30, 2005
(as defined in the Company’s Senior Secured Convertible Notes)

Tested working capital:
Cash and cash equivalents	$1,031
Accounts receivable, net	8,101
Other receivables, included in other current assets	60
Less: accounts payable	(4,653)

Tested working capital (Non-GAAP)	4,539
Other components of GAAP working capital:
Restricted cash	333
Inventories, net	8,243
Other current assets, excluding other receivables above	311
Less: current liabilities other than accounts payable	(18,868)

GAAP working capital (deficit)	$(5,442)